EXHIBIT 10.4



Trinity Companies, Inc.


                             FINDER'S FEE AGREEMENT

Trinity Companies, Inc. (hereinafter referred to as "Trinity" or "the Company") hereby to engage Lynne Longmire ("Finder") on a non exclusive basis to introduce the Company to prospective accredited investors, and to compensate the Finder as described below:

Capital to be raised: Finder agrees to use its best efforts to assist Trinity in securing up to three million dollars ($3,000,000) from accredited investors in an equity financing pursuant to a private placement of common stock. Subsequent to investors providing the sums of capital as above stated, stock certificates or other indicia of ownership shall be registered on the books of the Company, issued to said investors and shall be forwarded to said investors directly by the Company within ninety (60) days of the close of the private placement. Investors will rely solely on information provided in the Confidential Private Placement Memorandum, other designated Offering Materials, and on information contained or included by reference in any and all public filings of the Company.

Finders fee: As compensation for its services as above stated, Finder will receive five five percent (5%) in cash, U.S. dollars, of the total amount received by the Company from investors in the offering introduced to Trinity by the Finder, which shall be full cash compensation inclusive of non-accountable expenses and costs.

Finders' Warrants. As a further fee, Finder will receive five-year warrants to purchase common stock of the Company in an amount equal to five percent (5%) of the shares purchased by investors in the offering covered by this Finders Agreement, at an exercise price equal to 120% of the price per share paid by investors.

Payment: The cash portion of the finder's fees shall be paid to the Finder by check or wire transfer pursuant to the direction of Finder, or its designee, within five business days of receipt of investor's funds being deposited in the designated account of the Company.

Litigation: In the event of litigation, the parties agree that venue shall be in Salt Lake City, Utah, in such applicable state or federal court, and that United States Federal common or statutory law shall be the law of the case, otherwise the laws of the State of Utah shall control.

Indemnification: As Finder will be acting on U.S.A.'s behalf, U.S.A. agrees to indemnify and hold harmless Finder (including any affiliated companies and respective officers, directors, employees and controlling persons) from and against all claims, liabilities, losses, damages and expenses (including reasonable expenses of counsel) as they are incurred in connection with any proceeding, whether or not Finder is a party thereto, relating to or


CONFIDENTIAL                         Page 1
Finder's Agreement / Trinity Companies, Inc.

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arising out of such engagement or Finder's role in connection therewith. Trinity will not, however, be responsible for any such claims, liabilities, losses, damages or expenses to the extent that they result primarily from actions taken or omitted to be taken by Finder in bad faith or from its or their gross negligence. The foregoing indemnification is effective immediately in respect of all events occurring or omitted prior to or after the date hereof.

Right of Refusal: The Company reserves the right to accept or reject any subscription, in whole or in part, from an investor introduced by the Finder.

Term: Unless extended in writing by the Company, this agreement shall terminate upon the earlier of 180 days from the date it is executed by both the Company and the Finder, or upon completion or termination of the Offering.

Confidentiality: In the course of this engagement, Finder may be provided with confidential information regarding the Company's operations and business prospects. Finder agrees to keep such information confidential. Trinity reserves the right to require Finder and prospective investors to be contacted by Finder to execute a formal Confidentiality Agreement.


FINDER                                  Trinity Companies, Inc.

By: /s/ Lynne Longmire                  By: /s/ Douglas D. Cole
    ---------------------------             ---------------------------
Name:   Lynne Longmire                  Name:   Douglas D. Cole
    ---------------------------             ---------------------------
Its                                     Its     CEO
    ---------------------------             ---------------------------
Dated:  7/14/02                         Dated:  7/16/02
    ---------------------------             ---------------------------





CONFIDENTIAL                         Page 2
Finder's Agreement / Trinity Companies, Inc.